UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2010

NATIONAL SEMICONDUCTOR CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	1-6453	95-2095071
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2900 SEMICONDUCTOR DRIVE, P.O. BOX 58090 SANTA CLARA, CALIFORNIA	95052-8090
(Address of principal executive offices)	(Zip Code)

(408) 721-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A. 2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

NATIONAL SEMICONDUCTOR CORPORATION

Item 2.02	RESULTS OF OPERATION AND FINANCIAL CONDITION

On March 11, 2010, National Semiconductor Corporation, a Delaware corporation (the “Company”), issued a news release announcing earnings for the quarter ended February 28, 2010.  The earnings news release, which has been attached as Exhibit 99.1, contains unaudited Condensed Consolidated Statements of Operations, Balance Sheets, and Statements of Cash Flows that are presented in accordance with United States generally accepted accounting principles, or GAAP.  The information in Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 8.01	OTHER EVENTS

On March 11, 2010, the Company announced its Board of Directors had declared a cash dividend of $.08 per outstanding share of Company common stock.  The dividend will be paid on April 12, 2010 to Company shareholders of record as of the close of business on March 22, 2010.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits

Exhibit No.                      Description of Exhibit

99.1	News Release dated March 11, 2010 issued by National Semiconductor Corporation* (Earnings)

*This exhibit is intended to be furnished and shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended.

This report contains forward-looking statements dependent on a number of risks and uncertainties pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Except for historical information contained therein, the matters set forth in this report, including management’s expectations regarding future performance, are forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from those forward-looking statements.  Potential risks and uncertainties include, but are not restricted to, such factors as new orders received and shipped during the quarter, the degree of factory utilization, the timing of certain activities and the costs to be incurred in conducting certain activities.  Other risk factors are included in the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2009 under the captions “Outlook,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” contained therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL SEMICONDUCTOR CORPORATION

Dated: March 11, 2010	//S// Jamie E. Samath
Jamie E. Samath Corporate Controller Signing on behalf of the registrant and as principal accounting officer

Exhibit 99.1

Media Contact:                                                                Financial:
LuAnn Jenkins                                                                Mark Veeh
(408) 721-2440                                                                 (408) 721-5007
luann.jenkins@nsc.com                                                 invest.group@nsc.com

National Semiconductor Reports Results for Third Quarter Fiscal 2010

•	Q3 sales of $362 million were up 5% from Q2 of fiscal 2010 and up 24% from Q3 of fiscal 2009
•	GAAP earnings per share of 22 cents was up from 20 cents in Q2 and 9 cents one year ago
•	Gross margin was 67.3%, up from 65.3% in Q2 and 57.5% in last year’s Q3
•	Sales outlook for Q4 of fiscal 2010 expected to be $375 million to $390 million, or up approximately 4 to 8 percent sequentially

SANTA CLARA, Calif. – March 11, 2010 -- National Semiconductor Corp. (NYSE:NSM) today reported sales of $362 million and net income of $53.2 million, or 22 cents per diluted share, for the third quarter of fiscal 2010, which ended Feb. 28, 2010.

National’s third quarter sales were 5 percent higher than the second quarter of fiscal 2010, when the company reported $345 million in sales, and 24 percent higher than the $292 million reported in last year’s third fiscal quarter.  There were 13 weeks in National’s second and third quarters of fiscal 2010 and 14 weeks in the third quarter of fiscal 2009.  Stronger demand for National’s analog products in industrial markets, served primarily through distributors, drove the increase in third quarter revenues, while sales to wireless handset customers were down seasonally following the holidays.

Third quarter net income of $53.2 million, or 22 cents per diluted share, was an increase from the $47.0 million, or 20 cents per share, in the second quarter of fiscal 2010.  Third quarter fiscal 2010 results included a pre-tax $6.4 million restructuring charge.  In last year’s third quarter, National reported net income of $21.1 million, or 9 cents per share, which included approximately $11 million of discrete income tax benefits.

Stronger product mix from higher sales into industrial markets drove gross margin improvement in the quarter.  In addition, the company continued to improve its manufacturing cost performance.  Gross margin of 67.3 percent in the third quarter increased from the 65.3 percent gross margin achieved in the second quarter of fiscal 2010 and the 57.5 percent gross margin reported one year ago.

Bookings for Q3, Fiscal 2010
National’s total company bookings increased 5 percent sequentially, as order rates increased from direct OEM customers as well as from distributors.  Bookings exceeded billings in the quarter.

“Driving revenue growth is our new charter here at National Semiconductor,” said Don Macleod, National’s president and chief executive officer.  “Our sequential and year-on-year revenue growth demonstrates top-line improvement, driven by both our core analog business and traction in several new emerging areas.”

Outlook for Q4, Fiscal 2010
National is projecting revenues to be between $375 million and $390 million (up approximately 4 to 8 percent sequentially) in the fourth quarter of fiscal 2010.

Company Declares Dividend
The company announced today that the Board of Directors has declared a cash dividend of $0.08 per outstanding share of common stock.  This dividend will be paid on April 12, 2010 to shareholders of record at the close of business on March 22, 2010.

Special Note
This release contains forward-looking statements dependent on a number of risks and uncertainties pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Except for historical information contained herein, the matters set forth in this press release, including management’s expectations regarding future performance, are forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from those forward-looking statements.  Potential risks and uncertainties include, but are not restricted to, such factors as new orders received and shipped during the quarter, the degree of factory utilization, the sale of inventories at existing prices, and the ramp up and sale of new analog products.  Other risk factors are included in the company's annual report on Form 10-K for the fiscal year ended May 31, 2009 under the captions “Outlook,” “Risk Factors” and “Management's Discussion and Analysis of Financial Conditions and Results of Operations” contained therein and the quarterly report on Form 10-Q for the quarter ended Nov. 29, 2009.

About National Semiconductor
National Semiconductor is a leader in analog power management technology.  Its products include easy-to-use integrated circuits, PowerWise products that enable more energy-efficient systems, and SolarMagic products which improve the energy output of solar arrays.  The company celebrated its 50th anniversary last May.  Headquartered in Santa Clara, Calif., National reported sales of $1.46 billion for fiscal 2009.  Additional information is available at www.national.com.

# # #

NATIONAL SEMICONDUCTOR CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(In millions, except per share amounts)
	Q3 FY10	Q2 FY10	Q3 FY09	YTD 2010	YTD 2009
	Three Months Ended			Nine Months Ended
	Feb. 28, 2010	Nov. 29, 2009	Mar. 1, 2009	Feb. 28, 2010	Mar. 1, 2009

Net sales	$361.9	$344.6	$292.4	$1,020.9	$1,179.6
Cost of sales	118.2	119.6	124.3	360.0	426.9
Gross margin	243.7	225.0	168.1	660.9	752.7

Research and development	69.0	68.2	72.9	202.5	254.1
Selling, general and administrative	81.7	81.0	66.5	235.7	217.8
Severance and restructuring expenses (recovery)	6.4	0.7	(1.4)	12.8	27.8
Other operating expense (income), net	0.6	1.1	(0.2)	(0.3)	(0.4)

Operating expenses	157.7	151.0	137.8	450.7	499.3

Operating income	86.0	74.0	30.3	210.2	253.4

Interest income	0.4	0.4	2.0	1.3	9.6
Interest expense	(14.8)	(15.0)	(18.7)	(45.5)	(55.7)
Other non-operating income (expense), net	0.8	2.0	1.0	6.1	(14.1)

Income before taxes	72.4	61.4	14.6	172.1	193.2
Income tax expense (benefit)	19.2	14.4	(6.5)	42.1	56.2
Net income	$53.2	$47.0	$21.1	$130.0	$137.0

Earnings per share:
Basic	$0.22	$0.20	$0.09	$0.55	$0.60
Diluted	$0.22	$0.20	$0.09	$0.54	$0.58

Selected income statement ratios as a percentage of sales:

Gross margin	67.3%	65.3%	57.5%	64.7%	63.8%
Research and development	19.1%	19.8%	24.9%	19.8%	21.5%
Selling, general and administrative	22.6%	23.5%	22.7%	23.1%	18.5%
Net income	14.7%	13.6%	7.2%	12.7%	11.6%

Effective tax rate	26.5%	23.5%	44.5%	24.5%	29.1%

Percentage change in selected items: Increase (decrease)	Q3 FY10 vs Q2 FY10	Q3 FY10 vs Q3 FY09	YTD FY10 vs YTD FY09

Net sales	5.0%	23.8%	(13.5%)
Net income	13.2%	152.1%	(5.1%)
Diluted earnings per share	10.0%	144.4%	(6.9%)

NATIONAL SEMICONDUCTOR CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(In millions)
	Feb. 28, 2010	May 31, 2009
ASSETS
Current assets:
Cash and cash equivalents	$868.6	$700.3
Receivables	87.4	71.7
Inventories	113.9	134.6
Deferred tax assets	73.0	72.6
Other current assets	112.9	108.0

Total current assets	1,255.8	1,087.2

Net property, plant and equipment	419.2	461.8
Goodwill	66.1	61.5
Deferred tax assets, net	258.5	251.5
Other assets	103.3	101.3
Total assets	$2,102.9	$1,963.3

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$339.0	$62.5
Accounts payable	45.8	40.3
Accrued expenses	165.1	144.6
Income taxes payable	14.3	28.2

Total current liabilities	564.2	275.6

Long-term debt	906.2	1,227.4
Long-term income taxes payable	169.3	162.6
Other non-current liabilities	115.9	120.7

Total liabilities	1,755.6	1,786.3

Commitments and contingencies

Shareholders’ equity:
Common stock of $0.50 par value	119.0	116.3
Additional paid-in-capital	161.9	67.6
Retained earnings	190.1	116.8
Accumulated other comprehensive loss	(123.7)	(123.7)

Total shareholders’ equity	347.3	177.0
Total liabilities and shareholders’ equity	$2,102.9	$1,963.3

NATIONAL SEMICONDUCTOR CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(In millions)
	Nine Months Ended
	Feb. 28, 2010	Mar. 1, 2009
Cash flows from operating activities:
Net income	$130.0	$137.0
Adjustments to reconcile net income with net cash provided by operating activities:
Depreciation and amortization	71.6	92.0
Share-based compensation	49.9	52.4
Excess tax benefit from share-based payment arrangements	(0.2)	(4.4)
Tax (expense) benefit associated with stock options	(6.7)	6.8
(Gain) loss on investments	(6.1)	14.1
Non-cash restructuring recovery	(5.6)	(0.5)
Loss (gain) on disposal of equipment	1.0	(0.3)
Other, net	0.9	2.1
Changes in certain assets and liabilities, net:
Receivables	(17.4)	52.2
Inventories	20.3	(1.2)
Other current assets	(3.5)	0.5
Accounts payable and accrued expenses	14.6	(57.3)
Current and deferred income taxes	(15.5)	30.3
Other non-current liabilities	12.9	(31.5)
Net cash provided by operating activities	246.2	292.2
Cash flows from investing activities:
Purchase of property, plant and equipment	(25.9)	(75.7)
Proceeds from sale of property, plant and equipment	2.0	1.0
Business acquisition, net of cash acquired	(4.8)	-
Funding of benefit plan	(1.5)	(6.2)
Redemption and net realized losses of benefit plan	7.6	10.4
Other, net	(2.2)	0.7
Net cash used in investing activities	(24.8)	(69.8)
Cash flows from financing activities:
Repayment of bank borrowing	(46.8)	(47.0)
Payment on software license obligations	(6.3)	-
Excess tax benefit from share-based payment arrangements	0.2	4.4
Minimum tax withholding paid on behalf of employees for net share settlements	(1.7)	(0.2)
Issuance of common stock	59.5	35.1
Cash payments in connection with stock option exchange program	(1.3)	-
Purchase and retirement of treasury stock	-	(128.4)
Cash dividends declared and paid	(56.7)	(46.0)
Net cash used in financing activities	(53.1)	(182.1)
Net change in cash and cash equivalents	168.3	40.3
Cash and cash equivalents at beginning of period	700.3	736.8
Cash and cash equivalents at end of period	$868.6	$777.1

PART I.  FINANCIAL INFORMATION
EARNINGS PER SHARE (Unaudited)
(In millions, except per share amounts)
	Q3 FY10	Q2 FY10	Q3 FY09	YTD 2010	YTD 2009
	Three Months Ended			Nine Months Ended
	Feb. 28, 2010	Nov. 29, 2009	Mar. 1, 2009	Feb. 28, 2010	Mar. 1, 2009

Net income used in basic and diluted
earnings per share calculation	$53.2	$47.0	$21.1	$130.0	$137.0

Earnings per share:
Basic	$0.22	$0.20	$0.09	$0.55	$0.60
Diluted	$0.22	$0.20	$0.09	$0.54	$0.58

Weighted-average shares outstanding:
Basic	237.3	236.6	228.4	235.8	228.7
Diluted	242.5	241.0	231.3	240.5	235.5

OTHER FINANCIAL STATEMENT DETAIL
(In millions)
	Q3 FY10	Q2 FY10	Q3 FY09	YTD 2010	YTD 2009
	Three Months Ended			Nine Months Ended
	Feb. 28, 2010	Nov. 29, 2009	Mar. 1, 2009	Feb. 28, 2010	Mar. 1, 2009

Other operating expense (income), net:
Net intellectual property income	$-	$-	$(0.2)	$-	$(0.4)
Litigation settlement	-	1.5	-	(0.5)	-
Other	0.6	(0.4)	-	0.2	-
Total other operating expense (income), net	$0.6	$1.1	$(0.2)	$(0.3)	$(0.4)

Other non-operating income (expense), net:
Gain (loss) on investments	$0.8	$2.0	$1.0	$6.1	$(14.1)
Total other non-operating income (expense), net	$0.8	$2.0	$1.0	$6.1	$(14.1)